UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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W. R. Grace & Co.
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W. R. GRACE & CO.
7500 Grace Drive Columbia, MD 21044

AMENDMENT NO. 1 TO W. R. GRACE & CO. PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 8, 2019

To Our Shareholders:

EXPLANATORY NOTE - This Amendment No. 1 to Schedule 14A ("Amendment No. 1") is being filed to amend the definitive proxy statement of W. R. Grace & Co. ("Grace") for its 2019 Annual Meeting of Shareholders (the "Proxy Statement"), which Grace filed with the Securities and Exchange Commission on March 27, 2019, in order to clarify that while Jeffry N. Quinn is no longer serving as Chairman of the Board of Directors of Jason Industries, Inc., Mr. Quinn continues to serve as a director of that company, and to update Mr. Quinn's new responsibilities at Tronox. Mr. Quinn is currently the Chairman and Chief Executive Officer of Tronox Holdings plc (the successor to Tronox Ltd., following a re-domiciliation from Australia to the United Kingdom), and assumed that role in March 2019. Previously, Mr. Quinn was the President and Chief Executive Officer of Tronox Ltd., a role he assumed on December 1, 2017. Mr. Quinn has been a member of the Board of Directors of Tronox since 2011. Mr. Quinn's corrected biographical information is set forth below.

Jeffry N. Quinn - Age 60 - Director since 2012

Mr. Quinn is currently the Chairman and Chief Executive Officer of Tronox Holdings plc, and assumed that role in March 2019. Tronox recently completed its re-domiciliation to the United Kingdom from Australia. Previously, Mr. Quinn was the President and Chief Executive Officer of Tronox, a role he assumed on December 1, 2017. Mr. Quinn has been a member of the Board of Directors of Tronox since 2011.

Mr. Quinn was the founder, Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, real estate and active lifestyle sectors, and Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, an investment and operating firm. He served in those roles from 2012 until December 1, 2017.

Mr. Quinn also served as the Chairman of the Board of Directors of Jason Industries, Inc. ("Jason Industries") from 2014-2018, the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets. Mr. Quinn is currently serving as a director of Jason Industries. Mr. Quinn served as Jason Industries’ Chief Executive Officer from November 2015 until December 2016. Mr. Quinn served as President, Chief Executive Officer and Chairman of Quinpario Acquisition Corp., a blank check company, from its inception in May 2013 until June 2014, when it completed its business combination with Jason Industries.

From 2004 to 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, a global specialty chemical firm, and served as the Chairman of the Board from 2006 to 2012. Solutia was sold to Eastman Chemical Company in 2012. Mr. Quinn joined Solutia in 2003 as Executive Vice President, Secretary, and General Counsel. In mid-2003, he added the duties of Chief Restructuring Officer to help prepare the company for its eventual filing for reorganization under Chapter 11 later that year (Solutia emerged from bankruptcy in 2008). Mr. Quinn formerly served as a director of SunEdison, Inc. (formerly MEMC Electronic Materials Inc.), Tecumseh Products Company, and Ferro Corporation and also was former Chairman of the Board of Directors of Quinpario Acquisition Corp. 2, a blank check company formed for the purpose of entering into a business combination.

Mr. Quinn brings to our Board his extensive senior level executive leadership experience in specialty chemicals and other industries and his broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, and legal and governmental affairs. He also has extensive experience in board processes and governance.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 8, 2019
This Amendment No. 1, the Proxy Statement, and Annual Report on Form 10-K
are available at proxymaterials.grace.com.